EXHIBIT 11
                                         ----------

                         CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
                           COMPUTATION OF EARNINGS PER COMMON SHARE
                            (in thousands, except per share data)


                                                For the Six Months Ended August 31,
                                       -----------------------------------------------------
                                                  2002                        2001
                                       -------------------------   -------------------------
                                          Basic        Diluted        Basic        Diluted
                                       -----------   -----------   -----------   -----------
Income applicable to common shares     $    86,941   $    86,941   $    59,777   $    59,777
                                       ===========   ===========   ===========   ===========

Shares:
  Weighted average common shares
    outstanding                             89,268        89,268        83,668        83,668
Adjustments:
  Stock options                               -            3,294          -            2,584
                                       -----------   -----------   -----------   -----------
Adjusted weighted average common
  shares outstanding                        89,268        92,562        83,668        86,252
                                       ===========   ===========   ===========   ===========

Earnings per common share              $      0.97   $      0.94   $      0.71   $      0.69
                                       ===========   ===========   ===========   ===========




                                                For the Three Months Ended August 31,
                                       -----------------------------------------------------
                                                  2002                        2001
                                       -------------------------   -------------------------
                                          Basic        Diluted        Basic        Diluted
                                       -----------   -----------   -----------   -----------
Income applicable to common shares     $    49,572   $    49,572   $    35,934   $    35,934
                                       ===========   ===========   ===========   ===========

Shares:
Weighted average common shares
  outstanding                               89,691        89,691        84,829        84,829
Adjustments:
  Stock options                               -            3,338          -            3,035
                                       -----------   -----------   -----------   -----------
Adjusted weighted average common
  shares outstanding                        89,691        93,029        84,829        87,864
                                       ===========   ===========   ===========   ===========

Earnings per common share              $      0.55   $      0.53   $      0.42   $      0.41
                                       ===========   ===========   ===========   ===========

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